SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 24, 2002

ENDWAVE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-31635	95-4333817
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification No.)

990 Almanor Avenue, Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 522-3100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.    Other Events

On September 24, 2002, Endwave Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Signal Technology Corporation (“Signal”) pursuant to which the Company purchased certain assets from Signal all of which were related to Signal’s fixed wireless business (the “Acquisition”). The Company intends to use the assets acquired in the Acquisition to expand the Company’s customer base and product offerings. The total consideration paid by the Company in connection with the Acquisition consisted of $3,400,000 in cash paid to Signal in the aggregate, taken from the Company’s cash on hand. The amount of consideration was determined following negotiations between the Company and Signal and is set forth in the Purchase Agreement.

Item 7.    Exhibits

Exhibit Number	Description

2.1	Asset Purchase Agreement by and between Signal Technology Corporation and Endwave Corporation dated as of September 24, 2002.

99.1	Press release of the Company dated September 25, 2002, “Endwave Acquires the Wireless Infrastructure Assets of Signal Technology’s Wireless Group.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDWAVE CORPORATION

By:	/s/ Edward A. Keible, Jr.
Edward A. Keible, Jr. President and Chief Executive Officer

Dated: October 11, 2002

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EXHIBIT INDEX

Exhibit Number	Description

2.1	Asset Purchase Agreement by and between Signal Technology Corporation and Endwave Corporation dated as of September 24, 2002.

99.1	Press release of the Company dated September 25, 2002, “Endwave Acquires the Wireless Infrastructure Assets of Signal Technology’s Wireless Group.”